Exhibit 99
Press Release

Contact:	Claire M. Gulmi
Executive Vice President and
Chief Financial Officer
(615) 665-1283

AMSURG REPORTS SECOND-QUARTER 2014 RESULTS

UPDATES 2014 FINANCIAL GUIDANCE FOR THE ACQUISITION
OF SHERIDAN HEALTHCARE

NASHVILLE, Tenn. ─ (July 31, 2014) ─ Christopher A. Holden, President and Chief Executive Officer of AmSurg Corp. (NASDAQ: AMSG), today announced financial results for the second quarter ended June 30, 2014. Revenues increased 5% for the quarter to $281.1 million from $267.1 million for the second quarter of 2013. Net earnings from continuing operations attributable to AmSurg common shareholders were $19.0 million, or $0.59 per diluted share, for the second quarter of 2014 compared with $18.4 million, or $0.58 per diluted share, for the second quarter of 2013. Results for the second quarter of 2014 included an after-tax net gain of $0.8 million, or $0.03 per diluted share, related to the deconsolidation of three surgery centers that AmSurg contributed to two joint ventures created during the quarter with new hospital system partners, as well as after-tax transaction expense of $2.1 million, or $0.07 per diluted share, related to the previously announced acquisition of Sheridan Healthcare (the “Sheridan Transaction”). Excluding these items, adjusted net earnings from continuing operations per diluted share attributable to AmSurg common shareholders for the second quarter of 2014 were $0.63, up 9% from $0.58 for the second quarter last year. Please see page 6 for a reconciliation of all GAAP and non-GAAP financial results in this news release.

For the first six months of 2014, revenues were $544.2 million, an increase of 4% from $525.3 million for the same period in 2013. Net earnings from continuing operations attributable to AmSurg common shareholders were $36.5 million, or $1.13 per diluted share, for the first half of 2014 compared with $36.2 million, or $1.13 per diluted share, for the first half last year. These results included after-tax net deconsolidation gains of $1.4 million, or $0.04 per diluted share, for 2014 and $1.3 million, or $0.04 per diluted share, for 2013. In addition, the results for the first half of 2014 include after-tax transaction expense of $2.1 million, or $0.07 per diluted share, related to the Sheridan Transaction. Excluding these items, adjusted net earnings from continuing operations per diluted share attributable to AmSurg common shareholders for the first six months of 2014 were $1.16 compared with $1.10 for the first half of 2013.

“AmSurg’s financial results met our expectations for the second quarter,” commented Mr. Holden. “We benefitted from a 1% increase in same-center revenue, despite having one less business day in the quarter compared with the secondquarter last year. Average revenue per procedure increased 4% on a comparable-quarter basis, primarily due to changing procedure mix.

“During the second quarter, we continued to act on opportunities to partner with health systems in attractive markets, by agreeing with two new health systems to create ambulatory surgery center (ASC) joint ventures. We contributed our controlling interests in three centers to these joint ventures. We also acquired one center to end the quarter with 243 centers. We had six centers under letter of intent at the end of the second quarter and one de novo center under development, which we expect to open in 2015.

“In July, CMS announced proposed 2015 ASC reimbursement rates. We estimate these rates will positively impact our 2015 revenue by approximately $7 million. These proposed rates are subject to final approval in November 2014.

-MORE-

AMSG Reports Second-Quarter Results

July 31, 2014

“Further, we launched a new era at AmSurg during the second quarter with our agreement to acquire Sheridan Healthcare, a leading national provider of outsourced physician services to hospitals, ASCs and other healthcare facilities. On July 16, 2014, we completed this transaction for approximately $2.35 billion in cash and stock. AmSurg financed the cash portion of the transaction through a combination of common and preferred stock offerings, a new senior secured credit facility and the issuance of senior unsecured notes. Through this transaction, we have effectively doubled the Company’s size, strengthened our geographic, payor and revenue diversity and accelerated expected revenue growth, greatly enlarged our addressable market, created a strongly differentiated competitive market position and substantially enhanced our organic and acquisition growth opportunities. In addition to the ample growth opportunities represented just in our respective customer bases, we believe the combination of our operations gives us a unique and scaled platform with which to strategically engage physician groups, health systems and payers as the healthcare industry shifts to greater performance and payment risk.”

AmSurg remains positioned to fund its organic and acquisition growth strategies for the post-merger company. The Company has significant net cash flows from operations, which, excluding distributions to noncontrolling interests, totaled $62 million for the first six months of 2014. In addition, AmSurg’s new senior secured credit facility includes a $300 million revolving credit facility under which the Company currently has no borrowings.

AmSurg today is revising its financial and operating guidance for 2014, primarily for the impact of the Sheridan Transaction, and establishing guidance for the third quarter of 2014. During the third quarter, the Company will record the transaction fees related to the Sheridan Transaction, which will be in excess of $50 million and which will result in a net loss for the third quarter. Due to this transaction, AmSurg will now provide guidance on adjusted net earnings per diluted share from continuing operations attributable to common shareholders (“Adjusted EPS”). Adjusted EPS for all periods will exclude transaction and severance costs related to the acquisition, acquisition-related amortization expense, gains or losses on deconsolidations and share-based compensation expense. The Company’s guidance is as follows:

•	Revenues in a range of $1.61 billion to $1.63 billion.

•	Same-center revenue increase of 1% to 2% for ASCs, 6% to 8% organic revenue growth in physician services.

•	Net cash flow provided by operating activities, less distributions to noncontrolling interests, in a range of $170 million to $180 million, excluding transaction costs.

•	Adjusted EPS in a range of $2.61 to $2.66.

•	For the third quarter of 2014, Adjusted EPS in a range of $0.63 to $0.65.

The information contained in the preceding paragraphs, including information regarding the Company’s acquisition plans and financial results for future periods, is forward-looking information. Forward-looking information involves known and unknown risks and uncertainties as described below. There can be no assurance that AmSurg will be successful in completing the acquisitions described above, and the attainment of the financial targets set forth in this press release is dependent on the assumptions described above. The Company’s actual results and performance could differ materially from those expressed or implied by the forward-looking information contained in this press release.

Mr. Holden concluded, “In considering the many compelling reasons for bringing together the complementary businesses of AmSurg and Sheridan Healthcare, we were struck by the foundational commitment that Sheridan has always demonstrated to adding value for its physician staff. This same commitment drives AmSurg and is the focus of our value proposition for our physician partners. We are confident that integrating our similar physician-centric cultures will strengthen both businesses and position our Company for long-term growth in earnings and shareholder value.”

-MORE-

AMSG Reports Second-Quarter Results

July 31, 2014

AmSurg Corp. will hold a conference call to discuss this release today, July 31, 2014, at 5:00 p.m. Eastern time. Investors will have the opportunity to listen to the conference call over the Internet by going to www.amsurg.com and clicking “Investors” at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available at these sites shortly after the call and continue for 30 days.

This press release contains forward-looking statements. These statements, which have been included in reliance on the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, involve risks and uncertainties. Investors are hereby cautioned that these statements may be affected by important factors, including, but not limited to, the following risks: the risk that payments from third-party payors, including government healthcare programs, may decrease or not increase as costs increase; the potential loss of collections and revenue if the Company is unable to timely enroll providers in the Medicare and Medicaid programs; the Company’s ability to acquire and develop additional surgery centers and its ability to acquire or develop additional relationships with providers for outsourced physician services on favorable terms; the Company’s ability to compete for physician partners, managed care contracts, patients and strategic relationships; adverse developments affecting the medical practices of the Company’s physician partners and affiliated practices; the Company’s ability to maintain favorable relations with its physician partners, affiliated practices and clients; the Company’s ability to grow revenues by increasing procedure volume while maintaining operating margins and profitability within its existing centers and outsourced physician services operations; the Company’s ability to manage the growth in its business, successfully integrate and operate acquired businesses and achieve expected benefits from acquisitions; the Company’s ability to obtain sufficient capital resources to complete acquisitions and develop new surgery centers or operations related to its outsourced physician services; the Company’s ability to generate sufficient cash to service all of its indebtedness; adverse weather and other factors beyond the Company’s control that may affect its surgery centers or operations of its outsourced physician services; the Company’s failure to comply with applicable laws and regulations; the Company’s failure to effectively and timely transition to the ICD-10 coding system; the risk of changes in legislation, regulations or regulatory interpretations that may negatively affect the Company; the risk of becoming subject to federal and state investigation; the risk from an unpredictable impact of the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010; the risk of regulatory changes that may obligate the Company to buy out interests of physicians who are minority owners of its surgery centers; the risk that non-competition agreements in place with the Company’s physicians or other clinical employees may not be enforceable; the risk of payment delays, forfeiture of payment or civil and criminal penalties related to failing to satisfy any notification and reapplication requirements for any acquired companies to maintain licensure, certification and other authorities to operate after an acquisition; potential liabilities associated with the Company’s status as a general partner of limited partnerships; liabilities for claims brought against the Company; the risk that the Company’s reserves established with respect to its losses covered under its insurance programs are not adequate; the Company’s legal responsibility to minority owners of its surgery centers, which may conflict with its interests and prevent the Company from acting solely in its best interests; potential write-offs of the impaired portion of intangible assets; and potential liabilities relating to the tax deductibility of goodwill; and other risk factors described in AmSurg’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and other filings with the Securities and Exchange Commission. Consequently, actual results, performance or developments may differ materially from the forward-looking statements included above. AmSurg disclaims any intent or obligation to update these forward-looking statements.

AmSurg Corp. acquires, develops and operates ambulatory surgery centers in partnership with physician practice groups throughout the U.S. and provides outsourced physician services in multiple specialties to hospitals, ASCs and other healthcare facilities, primarily in the areas of anesthesiology, children’s services, emergency medicine and radiology. AmSurg owns and operates 243 ASCs in 34 states and provides physician services in 25 states, employing more than 2,600 physicians and other healthcare professionals.

-MORE-

AMSG Reports Second-Quarter Results

July 31, 2014

AMSURG CORP.
Unaudited Selected Consolidated Financial and Operating Data
(In thousands, except earnings per share)

	Three Months Ended June 30,		Six Months Ended June 30,
Statement of Earnings Data:	2014	2013	2014	2013
Revenues	$281,105	$267,102	$544,212	$525,291
Operating expenses:
Salaries and benefits	84,866	81,085	168,060	162,043
Supply cost	41,283	38,989	80,003	76,202
Other operating expenses	60,331	53,925	115,600	106,652
Depreciation and amortization	8,550	8,125	16,924	16,133
Total operating expenses	195,030	182,124	380,587	361,030
Gain on deconsolidation	1,366	—	3,411	2,237
Equity in earnings of unconsolidated affiliates	539	696	1,303	1,098
Operating income	87,980	85,674	168,339	167,596
Interest expense	6,894	7,512	13,857	15,054
Earnings from continuing operations before income taxes	81,086	78,162	154,482	152,542
Income tax expense	12,921	12,710	25,978	24,979
Net earnings from continuing operations	68,165	65,452	128,504	127,563
Discontinued operations:
Earnings from operations of discontinued interests in surgery centers, net of income tax	—	384	137	546
Gain (loss) on disposal of discontinued interests in surgery centers, net of income tax	7	—	(355)	—
Net earnings (loss) from discontinued operations	7	384	(218)	546
Net earnings and comprehensive income	68,172	65,836	128,286	128,109
Less net earnings and comprehensive income attributable to noncontrolling interests:
Net earnings from continuing operations	49,211	47,035	92,046	91,396
Net earnings from discontinued operations	—	238	84	339
Total net earnings and comprehensive income attributable to noncontrolling interests	49,211	47,273	92,130	91,735
Net earnings and comprehensive income attributable to AmSurg Corp. common shareholders	$18,961	$18,563	$36,156	$36,374
Amounts attributable to AmSurg Corp. common shareholders:
Earnings from continuing operations, net of income tax	$18,954	$18,417	$36,458	$36,167
Discontinued operations, net of income tax	7	146	(302)	207
Net earnings and comprehensive income attributable to AmSurg Corp. common shareholders	$18,961	$18,563	$36,156	$36,374
Earnings per share-basic:
Net earnings from continuing operations attributable to AmSurg Corp. common shareholders	$0.60	$0.59	$1.15	$1.16
Net earnings (loss) from discontinued operations attributable to AmSurg Corp. common shareholders	—	—	(0.01)	0.01
Net earnings attributable to AmSurg Corp. common shareholders	$0.60	$0.59	$1.14	$1.17
Earnings per share-diluted:
Net earnings from continuing operations attributable to AmSurg Corp. common shareholders	$0.59	$0.58	$1.13	$1.13
Net earnings (loss) from discontinued operations attributable to AmSurg Corp. common shareholders	—	—	(0.01)	0.01
Net earnings attributable to AmSurg Corp. common shareholders	$0.59	$0.58	$1.12	$1.14
Weighted average number of shares and share equivalents outstanding:
Basic	31,825	31,208	31,770	31,213
Diluted	32,233	31,862	32,177	31,872

-MORE-

AMSG Reports Second-Quarter Results

July 31, 2014

AMSURG CORP.
Unaudited Selected Consolidated Financial and Operating Data, continued
(Dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
Operating Data:	2014	2013	2014	2013
Continuing centers in operation at end of period (consolidated)	236	239	236	239
Continuing centers in operation at end of period (unconsolidated)	7	4	7	4
Average number of continuing centers in operation (consolidated)	238	234	238	234
New centers added during the period	1	2	2	2
Centers discontinued during the period	—	—	1	—
Centers under development/not opened at end of period	1	—	1	—
Centers under letter of intent at end of period	6	5	6	5
Average revenue per consolidated center	$1,182	$1,141	$2,284	$2,245
Same center revenues increase (decrease)	1%	0%	(1)%	(1)%
Procedures performed during the period at consolidated centers	420,575	415,786	810,562	807,489
Income tax expense attributable to noncontrolling interests	$176	$182	$344	$368

-MORE-

AMSG Reports Second-Quarter Results

July 31, 2014

AMSURG CORP.
Reconciliations of Non-GAAP Measures to GAAP Measures
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Reconciliation of net earnings to Adjusted EBITDA (1):
Net earnings from continuing operations attributable to AmSurg Corp. common shareholders	$18,954	$18,417	$36,458	$36,167
Income tax expense	12,921	12,710	25,978	24,979
Interest expense, net	6,894	7,512	13,857	15,054
Depreciation and amortization	8,550	8,125	16,924	16,133
Share-based compensation	2,506	1,916	4,964	3,966
Acquisition costs	3,572	140	3,579	175
Gain on deconsolidation	(1,366)	—	(3,411)	(2,237)
Adjusted EBITDA	$52,031	$48,820	$98,349	$94,237

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Reconciliation of net earnings per share-diluted to adjusted net earnings per share-diluted (2):
Net earnings from continuing operations attributable to AmSurg Corp. common shareholders	$0.59	$0.58	$1.13	$1.13
Gain on deconsolidation, net of tax	(0.03)	—	(0.04)	(0.04)
Acquisition costs, net of tax	0.07	—	0.07	—
Adjusted net earnings from continuing operations attributable to AmSurg Corp. common stockholders	$0.63	$0.58	$1.16	$1.10

(1)
We define Adjusted EBITDA of AmSurg as earnings before interest, income taxes, depreciation, amortization, share-based compensation, acquisition costs and gains or losses on deconsolidations. Adjusted EBITDA should not be considered a measure of financial performance under generally accepted accounting principles. Items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA is an analytical indicator used by management and the health care industry to evaluate company performance, allocate resources and measure leverage and debt service capacity. Adjusted EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because Adjusted EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, Adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies. Net earnings from continuing operations attributable to AmSurg Corp. common shareholders is the financial measure calculated and presented in accordance with generally accepted accounting principles that is most comparable to Adjusted EBITDA as defined.

(2)
We believe the calculation of adjusted net earnings from continuing operations per diluted share attributable to AmSurg Corp. common shareholders provides a better measure of our ongoing performance and provides better comparability to prior periods because it excludes the gains or loss from deconsolidations, which are non-cash in nature, and acquisition costs (the majority of which relate to the Sheridan Transaction), which are of a nature and significance not generally associated with our historical individual center acquisition activity. Adjusted net earnings from continuing operations per diluted share attributable to AmSurg Corp. common shareholders should not be considered as a measure of financial performance under accounting principles generally accepted in the United States, and the item excluded from it is a significant component in understanding and assessing financial performance. Because adjusted net earnings from continuing operations per diluted share attributable to AmSurg Corp. common shareholders is not a measurement determined in accordance with accounting principles generally accepted in the United States and is thus susceptible to varying calculations, it may not be comparable as presented to other similarly titled measures of other companies.

-MORE-

AMSG Reports Second-Quarter Results

July 31, 2014

AMSURG CORP.
Unaudited Selected Consolidated Financial and Operating Data, continued
(In thousands)

	June 30,	December 31,
Balance Sheet Data:	2014	2013
Assets
Current assets:
Cash and cash equivalents	$44,911	$50,840
Accounts receivable, net of allowance of $30,414 and $27,862, respectively	110,538	105,072
Supplies inventory	18,808	18,414
Deferred income taxes	3,386	3,097
Prepaid and other current assets	34,658	33,602
Total current assets	212,301	211,025
Property and equipment, net	168,839	169,895
Investments in unconsolidated affiliates and other	26,546	16,392
Goodwill	1,794,493	1,758,970
Intangible assets, net	20,829	21,662
Total assets	$2,223,008	$2,177,944
Liabilities and Equity
Current liabilities:
Current portion of long-term debt	$20,208	$20,844
Accounts payable	26,353	27,501
Accrued salaries and benefits	29,849	32,294
Other accrued liabilities	9,771	9,231
Total current liabilities	86,181	89,870
Long-term debt	556,793	583,298
Deferred income taxes	194,181	176,020
Other long-term liabilities	25,695	25,503
Commitments and contingencies
Noncontrolling interests – redeemable	177,063	177,697
Equity:
Preferred stock, no par value, 5,000 shares authorized, no shares issued or outstanding	—	—
Common stock, no par value, 70,000 shares authorized, 32,572 and 32,353 shares outstanding, respectively	189,822	185,873
Retained earnings	614,480	578,324
Total AmSurg Corp. equity	804,302	764,197
Noncontrolling interests – non-redeemable	378,793	361,359
Total equity	1,183,095	1,125,556
Total liabilities and equity	$2,223,008	$2,177,944

-MORE-

AMSG Reports Second-Quarter Results

July 31, 2014

AMSURG CORP.
Unaudited Selected Consolidated Financial and Operating Data, continued
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
Statement of Cash Flow Data:	2014	2013	2014	2013
Cash flows from operating activities:
Net earnings	$68,172	$65,836	$128,286	$128,109
Adjustments to reconcile net earnings to net cash flows provided by operating activities:
Depreciation and amortization	8,550	8,125	16,924	16,133
Net loss on sale of long-lived assets	7	—	611	—
Gain on deconsolidation	(1,366)	—	(3,411)	(2,237)
Share-based compensation	2,506	1,916	4,964	3,966
Excess tax benefit from share-based compensation	(363)	(922)	(2,090)	(1,210)
Deferred income taxes	5,939	6,400	17,872	19,329
Equity in earnings of unconsolidated affiliates	(539)	(696)	(1,303)	(1,098)
Increases (decreases) in cash and cash equivalents, net of effects of acquisitions and dispositions, due to changes in:
Accounts receivable, net	(4,328)	(3,516)	(5,979)	(5,221)
Supplies inventory	238	(119)	(7)	(320)
Prepaid and other current assets	1,328	(2,074)	(2,310)	(2,057)
Accounts payable	1,181	689	(2,397)	(2,351)
Accrued expenses and other liabilities	1,375	1,946	769	(2,155)
Other, net	1,062	1,100	1,652	1,662
Net cash flows provided by operating activities	83,762	78,685	153,581	152,550
Cash flows from investing activities:
Acquisition of interests in surgery centers and related transactions	(19,399)	(18,094)	(24,437)	(18,346)
Acquisition of property and equipment	(9,037)	(6,362)	(16,075)	(12,472)
Proceeds from sale of interests in surgery centers	981	55	2,092	—
Other	(963)	—	(1,381)	55
Net cash flows used in investing activities	(28,418)	(24,401)	(39,801)	(30,763)
Cash flows from financing activities:
Proceeds from long-term borrowings	42,301	40,052	74,246	70,922
Repayment on long-term borrowings	(51,473)	(48,011)	(102,326)	(96,222)
Distributions to noncontrolling interests	(48,816)	(47,612)	(92,010)	(91,526)
Proceeds from issuance of common stock upon exercise of stock options	1,158	8,037	1,646	13,728
Repurchase of common stock	—	(9,406)	(2,857)	(26,164)
Capital contributions and ownership transactions by noncontrolling interests	(1,082)	377	(498)	936
Excess tax benefit from share-based compensation	363	922	2,090	1,210
Financing cost incurred	—	(1,133)	—	(1,146)
Net cash flows used in financing activities	(57,549)	(56,774)	(119,709)	(128,262)
Net decrease in cash and cash equivalents	(2,205)	(2,490)	(5,929)	(6,475)
Cash and cash equivalents, beginning of period	47,116	42,413	50,840	46,398
Cash and cash equivalents, end of period	$44,911	$39,923	$44,911	$39,923

-END-